UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RNS Number : 1166L

American Axle & Mfg Hldgs, Inc.

03 June 2025

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

3 June 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. ("AAM") AND

DOWLAIS GROUP PLC ("DOWLAIS")

FILING OF DEFINITIVE PROXY STATEMENT

On 29 January 2025, the boards of AAM and Dowlais announced (the "Rule 2.7 Announcement") that they had reached an agreement on a recommended cash and share combination (the "Combination"). It is intended that the Combination will be effected by means of a Court-sanction scheme of arrangement under Part 26 of the Companies Act.

Unless otherwise defined in this announcement, capitalised terms used in this announcement shall have the same meanings given to them in the Rule 2.7 Announcement.

Filing of Definitive Proxy Statement

On 15 May 2025, AAM filed with the United States Securities and Exchange Commission (the "SEC") a preliminary proxy statement (the "Preliminary Proxy Statement") in respect of a special meeting of AAM stockholders (the "AAM Stockholder Meeting") to be held in order to, among other things, approve the proposed issuance of New AAM Shares representing the share consideration in the Combination.

AAM is pleased to announce that on 2 June 2025 it filed with the SEC a definitive proxy statement (the "Definitive Proxy Statement") in respect of the AAM Stockholder Meeting and AAM will commence mailing the Definitive Proxy Statement to AAM stockholders. A copy of the Definitive Proxy Statement is available on AAM's website at https://www.aam.com/investors.

AAM Stockholder Meeting

The AAM Stockholder Meeting will be held at 8:00 a.m. (Eastern Time) on 15 July 2025. AAM Stockholders of record as of the close of business on 9 June 2025 are entitled to vote at the AAM Stockholder Meeting.

Scheme Document

As contemplated in the Rule 2.7 Announcement, the Scheme Document is expected to be posted to Dowlais Shareholders in June 2025. The Dowlais shareholder meetings are expected to be held in July 2025. The Scheme Document will contain a full anticipated timetable with respect to the Combination.

Enquiries

AAM

David H. Lim, Head of Investor Relations	+1 (313) 758-2006
Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to AAM)
David Walker / Ian MacAllister	+1 (212) 270 6000
Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to AAM)
Jim Barron	+1 212 687 8080
Charlie Chichester / Rory King	+44 20 7251 3801

Dowlais

Investors
Pier Falcione	+44(0)7855 185 420

Barclays (Financial adviser and corporate broker to Dowlais)
Guy Bomford / Adrian Beidas / Neal West (Corporate Broking)	+44 (0) 20 7623 2323

Rothschild & Co (Financial adviser to Dowlais)
Ravi Gupta / Nathalie Ferretti	+44 (0) 20 7280 5000

Investec Bank plc (Joint corporate broker to Dowlais)
Carlton Nelson / Christopher Baird	+44 (0) 20 7597 5970

Montfort Communications (PR adviser to Dowlais)
Nick Miles / Neil Craven	+44 (0) 7739 701 634
+44 (0) 7876 475 419

Allen Overy Shearman Sterling LLP is acting as legal adviser to AAM. Slaughter and May is acting as legal adviser to Dowlais.

Disclaimers

Important notices relating to financial advisers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority). J.P. Morgan is acting as financial adviser exclusively for AAM and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than AAM for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Barclays, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Dowlais and no one else in connection with the Combination and will not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Combination or any other matter referred to in this announcement.

In accordance with the Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in Dowlais securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Rothschild & Co, which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to Dowlais and for no-one else in connection with the Combination and shall not be responsible to anyone other than Dowlais for providing the protections afforded to clients of Rothschild & Co, nor for providing advice in connection with the Combination or any matter referred to herein. Neither Rothschild & Co nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Rothschild & Co in connection with this announcement, any statement contained herein, the Combination or otherwise. No representation or warranty, express or implied, is made by Rothschild & Co as to the contents of this announcement.

Investec, which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the FCA and the PRA, is acting exclusively for Dowlais and no one else in connection with the subject matter of this announcement and will not regard any other person as its client in relation to the subject matter of this announcement and will not be responsible to anyone other than Dowlais for providing the protections afforded to the clients of Investec, or for providing advice in connection with the subject matter of this announcement or any other matters referred to herein. Neither Investec nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Investec in connection with the subject matter of this announcement, any statement contained herein or otherwise, and no representation, express or implied, is made by Investec or any of its subsidiaries, branches or affiliates, or purported to be made on behalf of Investec or any of its subsidiaries, branches or affiliates, in relation to the contents of this announcement, including with regard to the accuracy or completeness of the announcement or the verification of any other statements made or purported to be made by or on behalf of Investec or any of its subsidiaries, branches or affiliates in connection with the matters described in this announcement.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this announcement is not an offer of securities for sale into the U.S. No offer of securities shall be made in the U.S. absent registration under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Combination will be made solely through the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents), which, together with the accompanying Forms of Proxy and Forms of Election in relation to the Mix and Match Facility, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Combination. Any decision in respect of the Combination should be made only on the basis of the information in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Dowlais will prepare the Scheme Document to be distributed to Dowlais Shareholders. Dowlais and AAM urge Dowlais Shareholders to read the Scheme Document (or any other document by which the Combination is made) in full when it becomes available because it will contain important information relating to the Combination, including details of how to vote in respect of the Scheme.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

This announcement does not constitute a prospectus or a prospectus equivalent document.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Combination will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Combination or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Combination or to vote their Dowlais Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AAM or required by the Code, and permitted by applicable law and regulation, the Combination shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

Further details in relation to Dowlais Shareholders in overseas jurisdictions will be contained in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations.

The New AAM Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New AAM Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New AAM Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to AAM's contact for enquiries identified above.

This announcement contains, and the Scheme Document will contain certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards ("IFRS") and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais' officers and directors reside outside the U.S., and some or all of Dowlais' assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. Dowlais Shareholders (defined as Dowlais Shareholders who are U.S. persons as defined in the U.S. Internal Revenue Code or "IRC") may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

The receipt of New AAM Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein. Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Forward-looking statements

In this announcement, AAM makes statements concerning its and Dowlais' expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to the ability of AAM and Dowlais to consummate the Combination in a timely manner or at all; future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects and business; and management strategies and the expansion and growth of AAM's and the combined company's operations. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect AAM's or the combined company's future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties related to AAM include factors detailed in the reports AAM files with the SEC, including those described under "Risk Factors" in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. AAM expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its or Dowlais' expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

This announcement may be deemed to be solicitation material in respect of the Combination, including the issuance of the New AAM Shares in respect of the Combination. In connection with the foregoing proposed issuance of the New AAM Shares, AAM filed the Definitive Proxy Statement with the SEC on June 2, 2025 (together with any amendments and supplements thereto, the "Proxy Statement"). To the extent the Combination is effected as a scheme of arrangement under English law, the issuance of the New AAM Shares in connection with the Combination would not be expected to require registration under the U.S. Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the U.S. Securities Act. In the event that AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the New AAM Shares that would be issued in the Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM's shareholders in respect of the Combination, including the proposed issuance of the New AAM Shares in connection with the Combination. Information regarding AAM's directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 14, 2025, the definitive proxy statement on Schedule 14A for AAM's 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025, the Current Report on Form 8-K of AAM, which was filed with the SEC on March 17, 2025, and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2025 (SEC Accession No. 0001062231-25-000064). Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. To the extent holdings of AAM's securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM's website at https://www.aam.com/investors.

No Offer or Solicitation

This announcement is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Publication on website

This announcement is required to be published pursuant to Rule 26 of the Code and will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on AAM's website at https://www.aam.com/investors promptly and in any event by no later than 12 noon (London time) on the business day (as defined in the Code) following the date of this announcement. Neither the content of the websites referred to in this announcement nor the content of any website accessible from hyperlinks in this announcement is incorporated into, or forms part of, this announcement.

General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

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